UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 17, 2026

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number		IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION		86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix Arizona	85072-3999
(602) 250-1000
1-4473	ARIZONA PUBLIC SERVICE COMPANY		86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix Arizona	85072-3999
(602) 250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1.01. Entry into a Material Definitive Agreement.

Pinnacle West Capital Corporation’s (“Pinnacle West”) Third Amended and Restated Facility

On February 18, 2026, Pinnacle West entered into a third amended and restated five-year unsecured revolving credit facility (the “Third Amended and Restated Facility”) among Pinnacle West, the Lenders party thereto, Barclays Bank PLC, as Agent and Issuing Bank, PNC Bank, National Association, as Co-Syndication Agent and Issuing Bank, Wells Fargo Bank, National Association, as Co-Syndication Agent and Issuing Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., and Truist Bank, as Co-Documentation Agents and Issuing Banks, allowing Pinnacle West to borrow, repay and reborrow, from time to time, up to $300 million through February 18, 2031. The Third Amended and Restated Facility replaces Pinnacle West’s prior $200 million second amended and restated revolving credit facility, which would have expired on April 10, 2028. Pinnacle West will use the Third Amended and Restated Facility for general corporate purposes, including as a standby facility to support commercial paper issuances, and it can also be used for letters of credit.

Borrowings under the Third Amended and Restated Facility will bear interest based on Pinnacle West’s then-current senior unsecured debt ratings and are conditioned on Pinnacle West’s ability to make certain representations at the time each borrowing is made, except for representations concerning no material adverse effect and certain litigation matters, which were made only at the time the Third Amended and Restated Facility was entered into. The Third Amended and Restated Facility includes customary covenants, including requirements that Pinnacle West maintain ownership of a specified percentage of the outstanding capital stock of Arizona Public Service Company (“APS”), maintain a consolidated debt-to-capitalization ratio no greater than a prescribed level and comply with certain lien restrictions. The Third Amended and Restated Facility also includes customary events of default, including a cross default provision and a change of control provision. If an event of default occurs, lenders holding a specified percentage of the commitments, or the agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the facility and the obligations of the issuing banks to issue letters of credit and may declare the obligations outstanding under the Third Amended and Restated Facility to be due and payable.

Pinnacle West and its affiliates maintain normal banking and other relationships with the agents and various other lenders in the Third Amended and Restated Facility and/or their affiliates.

The description of the Third Amended and Restated Facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Third Amended and Restated Facility, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

APS’s Amended and Restated Facility

On February 18, 2026, APS entered into an amended and restated five-year unsecured revolving credit facility (the “Amended and Restated Facility”) among APS, the Lenders party thereto, Barclays Bank PLC, as Agent and Issuing Bank, PNC Bank, National Association, as Co-Syndication Agent and Issuing Bank, Wells Fargo Bank, National Association, as Co-Syndication Agent and Issuing Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., and Truist Bank, as Co-Documentation Agents and Issuing Banks, allowing APS to borrow, repay and reborrow, from time to time, up to $1.7 billion through February 18, 2031. The Amended and Restated Facility replaces APS’s prior $1.25 billion revolving credit facility, which would have expired on April 10, 2028.

APS will use the Amended and Restated Facility for general corporate purposes, including as a standby facility to support commercial paper issuances, and it can also be used for letters of credit.

Borrowings under the Amended and Restated Facility will bear interest based on APS’s then-current senior unsecured debt ratings and are conditioned on APS’s ability to make certain representations at the time each borrowing is made, except for representations concerning no material adverse effect and certain litigation matters, which were made only at the time the Amended and Restated Facility was entered into. The Amended and Restated Facility includes customary covenants, including that APS maintain a consolidated debt-to-capitalization ratio no greater than a prescribed level and comply with certain lien restrictions. The Amended and Restated Facility also includes customary events of default, including a cross default provision and a change of control provision relating to Pinnacle West, the parent company of APS. If an event of default occurs, lenders holding a specified percentage of the commitments, or the agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the Amended and Restated Facility and the obligations of the issuing banks to issue letters of credit and may declare the obligations outstanding under the Amended and Restated Facility to be due and payable.

APS and its affiliates maintain normal banking and other relationships with the agents and various other lenders in the Amended and Restated Facility and/or their affiliates.

The description of the Amended and Restated Facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amended and Restated Facility, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2026, the Human Resources Committee (the “Committee”) of the Pinnacle West Board of Directors (the “Board”) approved the portion of the APS 2026 Annual Incentive Award Plan (the “APS Plan”) that provides an incentive award opportunity for Theodore N. Geisler, Chairman of the Board, President and Chief Executive Officer of Pinnacle West and APS. On February 18, 2026, the Board and the Board of Directors of APS, acting on the recommendation of the Committee, approved the portion of the APS Plan that includes an incentive award opportunity for Andrew D. Cooper, Senior Vice President and Chief Financial Officer of Pinnacle West and APS, and Jacob Tetlow, Executive Vice President and Chief Operating Officer of APS and the APS 2026 Annual Incentive Award Plan for Palo Verde Employees (the “Palo Verde Plan”), which includes an incentive award opportunity for Adam C. Heflin, Executive Vice President and Chief Nuclear Officer of APS.

With respect to Messrs. Geisler, Cooper, and Tetlow, no incentive payments will be awarded under the APS Plan unless APS achieves a specified threshold earnings level. The award opportunities for Mr. Geisler under the APS Plan are based on the achievement of specified 2026 APS earnings levels and specified business unit performance goals. Mr. Geisler has a target award opportunity of up to 125% of his base salary. Mr. Geisler may earn less or more than the target amount, up to a maximum award opportunity of 250% of base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance indicators for Mr. Geisler are based on the average results of all five business units (Transmission and Distribution, Customer Experience and Communications, Generation (Non-Nuclear including New Generation), Corporate Resources and Palo Verde) and consist of employee safety, customer experience, financial health, and reliability.

The award opportunities for Messrs. Cooper and Tetlow under the APS Plan are based on the achievement of specified 2026 APS earnings levels and specified business unit performance goals. Mr. Cooper has a target award opportunity of up to 70% of his base salary and Mr. Tetlow has a target award opportunity of up to 75% of his base salary. Messrs. Cooper and Tetlow may earn less or more than the target amount, up to a maximum award opportunity of 140% for Mr. Cooper and 150% for Mr. Tetlow, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance indicators that will be considered for Messrs. Cooper and Tetlow vary based on the applicable business unit but in all cases are closely tied to the APS Promise and include metrics such as employee safety, customer experience, financial health, and reliability.

The award opportunity for Mr. Heflin under the Palo Verde Plan is based on the achievement of specified 2026 APS earnings levels and specified business unit performance goals. No incentive payment will be awarded to Mr. Heflin under the APS earnings portion of the Palo Verde Plan unless Palo Verde achieves specified business unit performance goals and APS achieves a target threshold earnings level. The business unit performance indicators for Mr. Heflin under the Palo Verde Plan are closely tied to the APS Promise and include metrics such as employee safety, nuclear operations and financial health. Mr. Heflin has a target of 75% of his base salary, and up to a maximum award of 150% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance.

The Committee may adjust targets or incentive results under the APS Plan and Palo Verde Plan to reflect unanticipated events or unusual or nonrecurring adjustments to APS earnings (as applicable) that arise in the APS Plan year, including without limitation, Arizona Corporation Commission rate-related impacts on earnings. Any awards for Messrs. Geisler, Cooper, Heflin, and Tetlow are subject to potential forfeiture or recovery in accordance with Pinnacle West’s Clawback Policy.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated Five-Year Credit Agreement, dated as of February 18, 2026, among Pinnacle West, as Borrower, Barclays Bank PLC, as Agent and Issuing Bank, and the lenders and other parties thereto

10.2	Amended and Restated Five-Year Credit Agreement, dated as of February 18, 2026, among APS, as Borrower, Barclays Bank PLC, as Agent and Issuing Bank, and the lenders and other parties thereto

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: February 19, 2026	By: /s/ Andrew Cooper
Andrew Cooper
Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: February 19, 2026	By: /s/ Andrew Cooper
Andrew Cooper
Senior Vice President and
Chief Financial Officer